                                                                      Exhibit 11


                           J. C. PENNEY COMPANY, INC.
                         and Consolidated Subsidiaries

                   Computation of Net Income Per Common Share
               (Amounts in millions except per common share data)


                                            52 Weeks Ended                   53 Weeks Ended                 52 Weeks Ended
                                      ---------------------------     ---------------------------    ----------------------------
                                           January 29, 1994                 January 30, 1993               January 25, 1992
                                      ---------------------------     ---------------------------    ----------------------------
                                      Shares               Income     Shares               Income    Shares                Income
                                      ------               ------     ------               ------    ------                ------
Primary:
- -------

Income before extraordinary
  charge and cumulative effect
  of accounting change                                     $ 944                           $ 777                           $ 264
Dividend on Series B ESOP
  convertible preferred stock
  (after-tax)                                                (40)                            (33)                            (34)
                                                           -----                           -----                           -----
Adjusted income before extra-
 ordinary charge and cumulative
 effect of accounting change                                 904                             744                             230
Weighted average number of
  shares outstanding                  235.7                           234.0                          233.2
Common stock equivalents:
  Stock options and other
    dilutive effects                    3.3                             2.0                            0.4
                                      -----                -----      -----                -----     -----                 -----
                                      239.0                  904      236.0                  744     233.6                   230
Income per common share before
  extraordinary charge and
  cumulative effect of
  accounting change                             $3.79                           $3.15                           $0.99
Extraordinary charge on debt
  redemption, net of income
  taxes                                         (0.23)       (55)                  --         --                   --         --
Cumulative effect of accounting
  change                                         0.21         51                   --         --                (0.79)      (184)
                                      -----     -----      -----      -----     -----      -----     -----      -----      -----

                                      239.0                           236.0                          233.6
                                      =====                           =====                          =====
Net income                                                 $ 900                           $ 744                           $  46
                                                           =====                           =====                           =====

Net income per common share                     $3.77                           $3.15                           $0.20
                                                =====                           =====                           =====


Fully diluted*:
- -------------

Income before extraordinary
  charge and cumulative effect
  of accounting change                                     $ 944                           $ 777                           $ 264
Tax benefit differential on ESOP
  dividend assuming stock is
  fully converted                                             (4)                             --                              --
Assumed additional contribution
  to ESOP if preferred stock is
  fully converted                                            (12)                            (14)                             --
Dividend on Series B ESOP
  convertible preferred stock
  (after-tax)                                                 --                              --                             (34)
                                                           -----                           -----                           -----
Adjusted income before extra-
 ordinary charge and cumulative
 effect of accounting change                                 928                             763                             230
Weighted average number of
  shares outstanding (primary)        239.0                           236.0                          233.6
Maximum dilution                        0.6                             0.2                             --
Convertible preferred stock            21.9                            22.4                             --
                                      -----                -----      -----                -----     -----                 -----
                                      261.5                  928      258.6                  763     233.6                   230
Income per common share before
  extraordinary charge and
  cumulative effect of
  accounting change                             $3.55                           $2.95                           $0.99
Extraordinary charge on debt
  redemption, net of income
  taxes                                         (0.21)       (55)                  --         --                   --         --
Cumulative effect of accounting
  change                                         0.19         51                   --         --                (0.79)      (184)
                                      -----     -----      -----      -----     -----      -----     -----      -----      -----

                                      261.5                           258.6                          233.6
                                      =====                           =====                          =====
Net income                                                 $ 924                           $ 763                           $  46
                                                           =====                           =====                           =====

Net income per common share                     $3.53                           $2.95                           $0.20
                                                =====                           =====                           =====


* The Series B ESOP convertible preferred stock is antidilutive for the 52 weeks ended January 25, 1992. Consequently, conversion is not assumed in the fully diluted earnings per share calculation.